Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No.’s 333-190326 and 333-197836) of the Control4 Corporation 2013 Stock Option and Incentive Plan and the Control4 Corporation 2003 Equity Incentive Plan of our report dated March 30, 2016, with respect to the financial statements of Pakedge Device & Software, Inc. included in this Current Report on Form 8-K/A of Control4 Corporation.

/s/ WSRP, LLC

Salt Lake City, Utah

April 13, 2016